Exhibit 99.2

Earnings Conference Call Transcript

CORPORATE PARTICIPANTS

Eric Nelson

West Marine - Chief Financial Officer, Senior Vice President

John Edmondson

West Marine - President, Chief Executive Officer

Richard Everett

West Marine - Chief Operating Officer

CONFERENCE CALL PARTICIPANTS

Mark Rupe

Adams, Harkness&Hill - Analyst

Chris Fazio (ph)

Wells Fargo - Analyst

Derrek Irwin

Advest, Inc. - Analyst

Jim Duffy (ph)

Thomas Weisel Partners - Analyst

Carole Buyers (ph)

RBC Capital Markets - Analyst

Anthony Lebiedinski (ph)

Sidoti and Company - Analyst

Greg McKinley (ph)

Doherty & Company - Analyst

Bret Jordan

Delta Partners - Analyst

PRESENTATION

Operator

Ladies and gentlemen, thank you for standing by and welcome to the West Marine first quarter 2004 earnings call.

At this time, all phone participants are in a listen-only mode. Later, there will be an opportunity for your questions with instructions given at that time. If you should need assistance during today’s call, please press star, then 0. As a reminder, today’s conference is being recorded.

I would now like to turn the conference over to Chief Financial Officer, Eric Nelson. Please go ahead, sir.

Eric Nelson - West Marine - Chief Financial Officer, Senior Vice President

Hello and thank you for joining us today to discuss our results for the first quarter 2004.

I’m Eric Nelson, West Marine’s Chief Financial Officer. With me are John Edmondson, our CEO; Rich Everett, our President; and Russell Solt, our Director of Investor Relations. We have prepared a few remarks and will take your questions afterwards.

Before going any further, let me read the Safe Harbor statement under the Securities and Litigation Reform Act of 1995. This press release includes forward-looking statements within the meaning of section 21-E of the Securities and Exchange Act of 1934. These forward-looking statements include, among other things, statements that relate to West Marine’s future plans, expectations, objectives, performance and similar projections, as well as facts and assumptions underlying these statements or projections. Actual results may differ materially from from the results expressed or implied in these forward-looking statements due to various risks, uncertainties and other factors. The risks and uncertainties include the Company’s ability to increase sales in existing stores, expand through the opening of new stores, competitive pricing pressures, inventory management and shrink issues, the market share erosion faced by the company’s (INAUDIBLE) division as West Marine and it’s competitors open new stores, weather-related issues, and the level of consumer spending and recreational water sports and boating supplies, and other risk factors described from time to time in West Marine’s filings with the Securities and Exchange Commission, including West Marine’s annual report on form 10K for the period ended January 3, 2004. West Marine assumes no responsibility to update any forward-looking statements as a result of new information, future events, or otherwise.

Now let me review the outline for today’s conference call. First, I will review the quarters—the results for first quarter 2004, next, John Edmondson, our CEO, will comment on current business trends and our guidance for the second quarter and for the year 2004. We will then take your questions.

Now, let me review the first quarter 2004 financial results. These results are unaudited.

The net loss for the first quarter ended April 3, 2004 was $3.1 million or 15 cents per share compared to a net loss of $6.1 million or 32 cents per share last year. The 15 cents per share first quarter loss was in line with our previously issued guidance, which estimated the loss in the range of 14 cents to 16 cents.

Net sales for the first quarter ended April 3, 2004 was $129.2 million an increase of 16.2% from the net sales of $111.1 million for the same period a year ago. Comparable net sales in the 13 weeks increased 10.2% compared to the same period a year ago.

Sales from the 62 Boat U.S. stores acquired in January, 2003, were included in comparable stores for the first quarter of 2004 during the month of March only. Comparable store sales are defined as sales from the stores that have been opened at least 13 months where some square footage did not change by more than 40% in the previous 13 months.

Our first quarter gross margin declined by 67 basis compared to last year. This is primarily due to the final clearance sales of discontinued Boat U.S. products in anticipation of new product rollouts scheduled for March and April. In addition, we marked down old, electronic merchandise during January and February in anticipation of new products arriving in March and April. Even though first quarter margins fell short of our initial estimates, gross margins in March exceeded our expectations and our gross margin guidance for the full year remains at the same improvement of at least 60 to 80 basis points for the year.

Our SG&A expense leveraged by 394 basis points. Good cost controls and leveraging of fixed costs on strong sales were the primary drivers. Also, SG&A expense last year included costs related to the acquisition of Boat U.S. stores. If these costs were excluded, the SG&A would still have leveraged by 312 basis points. For the full year 2004, SG&A remains the same at improvement of at least 20 to 50 basis points for the year. Interest expense for the first quarter remained relatively flat versus last year.

Turning to the balance sheet, our inventory at the end of the first quarter increased approximately 11% over last year. This increase is primarily due to new store growth and a modest increase in average inventory in anticipation of a strong Q2. On a per square foot basis, inventory increased by only 5.4% compared to last year.

Our accounts payable decreased by 16% compared to last year. This reduction is due to last year’s delay of payments to the Boat U.S. trade vendors pending a thorough review of their accounts payable. Our long-term debt-to-capital ratio decreased from 42% last year to 38% this year. This is in line with our expectations. We expect this percentage to be in the upper 20s to low 30s by the year-end.

Now let me turn the meeting over to John Edmondson, our CEO.

John Edmondson - West Marine - President, Chief Executive Officer

Thank you, Eric.

I have to tell you, despite how the fact our — our stock opened this morning, we thought we had a pretty good quarter and we’re really excited about the second quarter in the boating season the rest of the year. The first quarter was a good one for us, despite cold, wet weather toward the end of March. We are able to meet our revised loss guidance that was issued on March 23, 2004.

Our comp sales by merchandising category for the quarter were as follows: Maintenance increased 9.9%. Hardware increased 13.2%. Power boat and lifestyle increased 12.9% and safety increased 11.3%. All of our categories performed very strongly. At this point in April, only 5 to 10% of boats in seasonal markets have splashed, and therefore we believe the bulk of our sales of high margin maintenance product this year are still in front of us.

When we couple this with the recent results we’re seeing as a result of the Boat U.S. new product rollouts, including private label, we believe that the current assumptions of 60 to 80 basis points of gross margin improvement for the year may be conservative. And the upsides are not at this point factored into our guidelines for 2004. Excuse me. Back to the first quarter.

Comparable store sales by regions were as follows. Northeast, 20.6%. Southeast 5.8%. And West Coast 7.5%. We believe the Northeast benefited from easier comparisons to last year.

We opened four new stores in the quarter. Our guidance for the year 2004 on store openings remains the same. We plan to open 20 Express stores, 15 traditional stores, and expand our San Diego location into a Superstore, about 30,000 square feet.

By the way, sales volume in our Fort Lauderdale superstore continues to run over 60% higher than last year, well above forecast which we believe bodes well for our upcoming San Diego superstore, and we’re currently exploring additional locations for Superstores.

April sales have started off very strongly continuing the trend from the first quarter. We now expect our comparable store sales for the second quarter to increase to approximately 7% to 8% over last year, up from our previous estimate of 5% to 6%. As a result, we are raising our earnings guidance for the second quarter to $1.20 to $1.23 per share, up from our previous guidance of $1.18 to $1.21 per share. However, we have also adjusted our forecast for third quarter sales and earnings downward, based on the expected impact of Independence Day sales results shifting from primarily July of last year into primarily June this year. We had not thoroughly appreciated the value of the shift of over $4 million for this holiday, which would affect Q3 by about a 3% comp downward and positively impact Q2 by as much as 2%.

Overall, considering the strong first quarter results, combined with increased expectations for the remaining year, we are increasing our full year 2004 guidance to $1.45 to $1.50 per share, up from our previous estimate of $1.40 to $1.47 per share. And as I said, we — we remain very optimistic and we’re seeing continual increases in boating activity that I think exceeds some of our earlier expectations and we look forward to be a great year. Operator, I think we’re ready to take questions.

QUESTION AND ANSWER

Operator

Ladies and gentlemen, if you wish to ask a question, press star, then 1 on your phone keypad. You will hear a tone indicating you’ve been placed in queue and you may remove yourself from the queue at any time by pressing the pound key. If you are using a speaker phone, we ask that you please pick up the handset before pressing the numbers. Once again, if you have a question, please press star, then 1 at this time.

And we’ll go to the line of Mark Rupe with Adams Harkness. Please go ahead.

Mark Rupe - Adams, Harkness & Hill - Analyst

Hi guys, how are you? On the gross margin you said that might be conservative. Is that the 18 to 20 cents accretion? Is that kind of the direct link to that? Is there any possibility that Boat U.S. accretion could be higher than that this year?

Eric Nelson - West Marine - Chief Financial Officer, Senior Vice President

Yes. Entirely. There is a great buying power with the Boat U.S. acquisition. Our merchant group is working with vendors continually and getting better pricing from them and better opportunities all the time.

Mark Rupe - Adams, Harkness & Hill - Analyst

Okay. And as far as the inventory, I know you cleaned out a lot in Q1, how does it compare versus last year going — heading into Q2?

John Edmondson - West Marine - President, Chief Executive Officer

It’s in much better condition than a year ago and we’re very, very clean and actually our — our cleanup — for the Boat U.S. was anticipated that, you know, we couldn’t really clear that until January, February as we moved into new — the new product rollouts that happen starting late March and end in April. But the electronics actually was an opportunity because we were going to be able to bring in some new models earlier than originally anticipated, and — and then probably have a lead time, a nice jump on the rest of the market. So it was actually an opportunistic thing on the electronics, so moved it out faster so we could bring in new goods earlier.

Mark Rupe - Adams, Harkness & Hill - Analyst

Okay, perfect. And then the — the previous comp guidance for the year was 4%, I think, and now it’s 5%.

Eric Nelson - West Marine - Chief Financial Officer, Senior Vice President

Correct.

Mark Rupe - Adams, Harkness & Hill - Analyst

I don’t know what that translates to the bottom line, I have to assume it’s close to a nickel. Is that part of maybe the conservative nature, as well, that maybe there could be more upside with the comps coming down the bottom line, as well?

Eric Nelson - West Marine - Chief Financial Officer, Senior Vice President

We believe there is upside to our guidance. At this point in time, since we’re only so far into the year, we’re going to keep our guidance relatively conservative. But like John mentioned earlier, we’re very optimistic about the year.

Mark Rupe - Adams, Harkness & Hill - Analyst

Perfect.

John Edmondson - West Marine - President, Chief Executive Officer

As we get, even Q2, which is where we make our profits, obviously, we’re only about less than 10% into Q2 at this point in terms of sales. So, we’ll update as we get further into the quarter, probably early June, something like that.

Eric Nelson - West Marine - Chief Financial Officer, Senior Vice President

After the May sales.

John Edmondson - West Marine - President, Chief Executive Officer

Yeah. And — but everything we see out there is — is positive. So, we’re excited.

Mark Rupe - Adams, Harkness & Hill - Analyst

Okay, did you make any comment on the month to date on April by any chance? Or are you willing to?

Eric Nelson - West Marine - Chief Financial Officer, Senior Vice President

Yeah.

John Edmondson - West Marine - President, Chief Executive Officer

It’s — we’re looking for April to be around a 10 comp.

Eric Nelson - West Marine - Chief Financial Officer, Senior Vice President

Right now it looks kind of — it’s a little less than that but we have the Easter shift and some promotional shifts on our calendar. So, April should be a 10, maybe a little better.

Mark Rupe - Adams, Harkness & Hill - Analyst

Beautiful. Thank you.

Operator

And our next question will come from Chris Fazio with Wells Fargo. Please go ahead.

Chris Fazio - Wells Fargo - Analyst

Good morning, gentlemen and congratulations.

John Edmondson - West Marine - President, Chief Executive Officer

Thank you.

Chris Fazio - Wells Fargo - Analyst

Just a quick question.

I was wondering if maybe you’d just comment a little bit about, you know, it seems like the marketing initiatives that you’ve put in place, especially in Q1, seem to have really been generating some traffic for you guys. And I was just wondering if maybe you could talk a little bit about, as you enter Q2, is there anything specific you guys are doing? Whether there is any shift going from either things coming out of maybe May and going into April or vice versa? Or any particular programs that you’re doing in order to drive sales in Q2?

Richard Everett - West Marine - Chief Operating Officer

Hi, this is Rich.

Our marketing — we have an aggressive marketing plan. As you know, we brought on a Senior Vice President of Marketing last year and he’s brought a lot of really new programs to the table for us. He’s done a terrific job in acquiring new customers for us which is new revenue, something we really feel is helping the comps. The promotional program in April, May and June is — is stronger than last year. We’re hitting more customers, we’re doing more prospecting. So, again, we feel good about promotional plan going forward.

John Edmondson - West Marine - President, Chief Executive Officer

We’ll continue to improve as we roll through this year and into next year.

Chris Fazio - Wells Fargo - Analyst

Okay. Great. The other question I had is just on store openings.

You know, you opened about four stores in Q1. Did any stores did not possibly open on time in Q1 or whatever reason? And maybe are falling into Q2? And at that end, can we anticipate Q2 to be up a little bit in terms of store openings?

John Edmondson - West Marine - President, Chief Executive Officer

Basically we just opened some of the larger stores first and on per-square foot basis, we’re pretty close to our target. We opened, you know, 32,000 square feet of new stores versus the year, 175 so we just concentrated on full-size stores in Q1 as opposed to Express stores. At year-end — or at the end of Q2 we’ll have seven stores open. That would include, you know — 11 stores, sorry that would include our — we’ll open an additional 7. And again, we’ll be pretty close on a square footage basis. But on terms of unit count, it’s more back loaded and especially with Express stores in Q4.

Chris Fazio - Wells Fargo - Analyst

Okay.

John Edmondson - West Marine - President, Chief Executive Officer

Square footage basis, we’re pretty close to target and will remain so all year.

Chris Fazio - Wells Fargo - Analyst

Okay. Terrific. Congratulations, gentlemen. Thank you.

Operator

And we’ll now go to the line of Derrek Irwin with Advest Incorporated. Please go ahead.

Derrek Irwin - Advest, Inc. - Analyst

Hi. Good morning, guys. Great quarter. Quick question for you though.

Could you give a little more color on the shifting the revenues out of Q3 into Q2 in terms of how is that working? Is that just happens to be where the quarter calendar ends or just a little more color on how that — how you came up that and why you didn’t sort of see that coming?

John Edmondson - West Marine - President, Chief Executive Officer

Well, we — we should have seen it coming. Our calendar last — you know, we shifted from a 53-week calendar last year to a 52-week calendar this year and the 4th of July shifted from a Friday to a Monday. So, the result is that last year something like 85% of our 4th of July business fell in the month of July and this year we think it’s about 85% that’s going to fall in June and we had not originally anticipated that much for some reason. It’s — as we get closer and really looked at our promotional calendar it came to light that we had over budgeted July and under budgeted June. So, it’s simply the business will move forward a week.

Eric Nelson - West Marine - Chief Financial Officer, Senior Vice President

Let me reemphasize, though, that between Q1 and Q2, the sales are still in the season.

John Edmondson - West Marine - President, Chief Executive Officer

Right.

Derrek Irwin - Advest, Inc. - Analyst

Okay. Okay. And also, any — any sense for how Boat U.S. is comping?

John Edmondson - West Marine - President, Chief Executive Officer

Yeah. We — we looked at Boat U.S. to sort of come on-line in April, basically, as — as with the new products rollout last week, Boat U.S. had the similar comp to West Marine. So, very positive.

Year to date — year-to-date they’re positive, but much less than West Marine, but we expect them to be at the West Marine level in Q2.

Derrek Irwin - Advest, Inc. - Analyst

Great. Great. Well, thanks again and once again, good quarter.

Operator

We’ll now go to the line of Jim Duffy with Thomas Weisel Partners. Please go ahead.

Jim Duffy - Thomas Weisel Partners - Analyst

Hi, guys. Thanks.

Question on the guidance for Q2. I’m a little bit confused on this. You mentioned earlier in the call that you expect plus 2% shift into Q2 and a minus 3% shift into Q3. Is that the impact to the comps? Or is that on a monthly basis?

Eric Nelson - West Marine - Chief Financial Officer, Senior Vice President

Here again, between the two quarters, Q2 and Q3, they’ll be up and — between the two quarters, we’re upping our guidance by about a penny right now. But, yeah, it’s — since Q3 is a smaller quarter than Q2, it’s more impact on the Q3 into Q2. So, it’s about a 3% reduction in Q3 and an increase in Q2 of — of as much as 2%.

John Edmondson - West Marine - President, Chief Executive Officer

If you just took $4 million and moved it in your model from Q3 to Q2, you’d have it.

Eric Nelson - West Marine - Chief Financial Officer, Senior Vice President

Comps, that’s not total sales, by the way.

Jim Duffy - Thomas Weisel Partners - Analyst

Okay. Okay. So the — you know, the increased Q2 guidance is really a reflection of kind of shifting that revenue from Q3, but over the course of the two quarters it’s actually an aggregate increase?

Eric Nelson - West Marine - Chief Financial Officer, Senior Vice President

Right, exactly.

John Edmondson - West Marine - President, Chief Executive Officer

Both are increased, yes. That’s why we have upped the guidance for the year.

Jim Duffy - Thomas Weisel Partners - Analyst

Great. I had a question on Q4 guidance, as well.

Looks like you’re expecting positive comps but on EPS basis it’s going to be roughly flat year-to-year, can you provide some color on that?

John Edmondson - West Marine - President, Chief Executive Officer

Well, we’re going from a six-week December to a five-week December this year. So . . . That’s — that’s the main change.

Jim Duffy - Thomas Weisel Partners - Analyst

Okay.

John Edmondson - West Marine - President, Chief Executive Officer

Last week we had — last year we had six weeks of sales.

Jim Duffy - Thomas Weisel Partners - Analyst

Okay. So in Q1 it seems like you didn’t open any Express stores. Can you give us a sense of how those will open across the balance of the year?

John Edmondson - West Marine - President, Chief Executive Officer

Sure, we’ll open approximately five in Q2. Six in Q3 and the balance in Q4.

One thing we’re doing with the Express stores is we’re really focusing on the southern latitudes, the warmer all year round markets. That allows to us be a little more aggressive in Q3 and Q4 than we have been in the past, which spreads out our workload around here and since they’ll do business that time of year it helps generate sales, too. Also, the larger stores take more time to open up. The Express stores are a lot easier to open up. That’s why they’re, we are front loading the traditional stores.

Jim Duffy - Thomas Weisel Partners - Analyst

Okay. So, the traditional stores, as long as you’ve given that for the Express, can you give us that for the balance of the year, as well?

John Edmondson - West Marine - President, Chief Executive Officer

We will open roughly 2 in Q2 and Q3 is the big quarter for us in opening and we will open up 6 to 7, in that range. And the remainder in Q4, which is roughly anywhere from 2 to 4.

Jim Duffy - Thomas Weisel Partners - Analyst

Okay. Let’s see, another question I had: Progress with the service offerings. In the stores rolling that out. Can you make some comments on that, please?

John Edmondson - West Marine - President, Chief Executive Officer

Sure. We continue, again, this is a experimental program for us. We’re making good headway with all the programs we are having. We have several open today. They’re — they’re above our projections in certain areas and again, we’re building the foundation for this program and we have four of them open.

Jim Duffy - Thomas Weisel Partners - Analyst

Okay. So you get the service revenue there, you also seeing an increase in comp sales just from improved relationships with the customers and maybe referrals of products and things like that in those —

John Edmondson - West Marine - President, Chief Executive Officer

The areas where we have it, which is, again, you know, it’s only four locations. The consumers seem to be absolutely thrilled at what we’re doing. In fact, in the San Francisco Bay Area, we are booked solid — we’re actually out over two weeks in orders to — to do the installs. So, we think it’s being really positively met by the consumers and again, we’re want to tread lightly and move forward in a calculated way where this thing, you know, we have big plans for it and we want to set up a strong foundation and make sure it’s successful.

Jim Duffy - Thomas Weisel Partners - Analyst

Can you give us a sense of the timing on that because it sounds like a great opportunity?

Eric Nelson - West Marine - Chief Financial Officer, Senior Vice President

Yeah, we may open up a couple of more this year, but that’s it. Again, we’re working on the operational, the — the other parts of that business.

John Edmondson - West Marine - President, Chief Executive Officer

This business will have a lot more impact in 2005 and 2004. Our guidance assumes very modest contribution in this business for 2004. That could be an uptick for us throughout the year, though.

Jim Duffy - Thomas Weisel Partners - Analyst

Sure. Sure. Okay. One final question .. . .

Discounting electronics in Q1. Is that going to be something we should expect on an annual basis, kind of a purge of inventory to make way for the new products in Q1, should we factor that into our models?

John Edmondson - West Marine - President, Chief Executive Officer

This was opportunistic, primarily to bring things in earlier than anticipated. So, we don’t see it as the ongoing issue. It’s — we always do that, it just happened quicker this time of the year — it happened earlier and faster. And as I said it was opportunistic, usually our suppliers are very good in terms of their forecasting of delivering new products. And this time there were opportunities to bring in new things faster and a couple of them are exclusive. So, we’ll have a chance to make more margin before they’re introduced to the market or advance introductions, I should say.

Jim Duffy - Thomas Weisel Partners - Analyst

Great, thanks, guys, let’s hope for good weather through the boating season.

John Edmondson - West Marine - President, Chief Executive Officer

Thank you.

Operator

Now we’ll go to the line of Carole Buyers with RBC Capital Markets. Please go ahead.

Carole Buyers - RBC Capital Markets - Analyst

Hi, good morning. Two questions on your — on certain categories. First in the electronics category. How much business are you doing in private label with electronics? And then I was wondering if you can comment on the fishing category? Are you continuing to see growth in that category?

Eric Nelson - West Marine - Chief Financial Officer, Senior Vice President

Carole, we don’t have at hand how much business we’re doing on private label in electronics, so we would have to get back to you on that.

Carole Buyers - RBC Capital Markets - Analyst

Okay.

Eric Nelson - West Marine - Chief Financial Officer, Senior Vice President

Response. And fishing, I believe, continues to be our number one growth category and let me just — it’s —

Carole Buyers - RBC Capital Markets - Analyst

Okay.

Eric Nelson - West Marine - Chief Financial Officer, Senior Vice President

Well ahead —

Carole Buyers - RBC Capital Markets - Analyst

How much was it up for the quarter?

Eric Nelson - West Marine - Chief Financial Officer, Senior Vice President

Looks like 25%.

Carole Buyers - RBC Capital Markets - Analyst

Gotcha. Okay.

And then just with respect to private label and Boat U.S., what percentage of Boat U.S. sales are private label today?

John Edmondson - West Marine - President, Chief Executive Officer

You know, we’re — can I answer it a different way?

Carole Buyers - RBC Capital Markets - Analyst

Sure.

John Edmondson - West Marine - President, Chief Executive Officer

Because, you know, we’ve always talked about private label on the West Marine side as a percent of our retail sales, consumer sales. So, what we’re trying to do is restate it, look at the business together. When we restate last year with the best information we have from Boat U.S., which, you know, some of it’s not as hard as we’d like, we’d say our combined private label last year was around 20% for the — for 2003.

Carole Buyers - RBC Capital Markets - Analyst

Okay.

John Edmondson - West Marine - President, Chief Executive Officer

And we’re looking at the total business growing to around 24% for 2004. And if I recall, Boat U.S. was less than 10% and we see it growing to about 16%.

Carole Buyers - RBC Capital Markets - Analyst

Good. Great, thanks a lot.

John Edmondson - West Marine - President, Chief Executive Officer

Yeah.

Operator

Our next question comes from the line of Anthony Lebiedinski with Sidoti and Company. Please go ahead.

Anthony Lebiedinski - Sidoti and Company - Analyst

Good morning. I just had a couple of questions.

Eric, I think you mentioned before that the — the — you should see a — possibly upside to the gross margin because of greater buying power. Is there anything else beside that that you could see a greater gross margin?

Eric Nelson - West Marine - Chief Financial Officer, Senior Vice President

Certainly. As sales increase we’ll certainly leverage on the supply chain activities. Occupancy, we should leverage slightly this year or maybe even with a bit more than that. And then all of the other initiatives we have; we have the private label and we have the mix of the small stores as to the comparison of the big stores. We have, next year, the boat services initiative and anything else?

John Edmondson - West Marine - President, Chief Executive Officer

No, I think that’s it.

Eric Nelson - West Marine - Chief Financial Officer, Senior Vice President

So, all those combined I think we’re very comfortable with the 60 to 80. And as John mentioned earlier, we’re hoping for and fighting for even more than that this year very easily.

Anthony Lebiedinski - Sidoti and Company - Analyst

Gotcha. Okay.

And then with respect to Q2, you gave guidance for — for the — for the whole quarter and also you gave an indication of where you expect April. How about the — do you have any thoughts on May and June, where the comps could be?

Eric Nelson - West Marine - Chief Financial Officer, Senior Vice President

At this point in time, we’re very comfortable with the quarter coming in at what we gave earlier of 7 to 8, wasn’t it, John?

John Edmondson - West Marine - President, Chief Executive Officer

Yeah.

Eric Nelson - West Marine - Chief Financial Officer, Senior Vice President

We will give more color on that as we go through — go through the season.

Anthony Lebiedinski - Sidoti and Company - Analyst

Gotcha. Okay.

Now, I know last year, actually, I believe it was in the second half of the year, you opened at one Boat U.S. store, actually. What are your thoughts longer term? Do you want to still keep the two brands or do you eventually plan to maybe integrate the two into — you know, West Marine and just get some advertising efficiencies because of that?

John Edmondson - West Marine - President, Chief Executive Officer

Yeah, at this point we’re still studying it and experimenting. We’re doing some brand shifting, taking a couple of Boat U.S. stores and shifting them into a West Marine, into a minor remodel West Marine brand name this year and the same ting on the West Marine side, the Boat U.S..

So, we’re really taking our time understanding consumer reaction to the brand shift. We really don’t think that there’s a lot of efficiency in terms of advertising. In terms of expense here, because we’re so highly computerized in our marketing area and we have a pretty efficient process. You know, remember just on our CRM, our versions of flyers were running on the West Marine side alone over 30 different versions and we do inversioning on the Boat U.S. side, too.

It’s not a cost issue, it’s simply understanding consumers, as we’ve talked about earlier, consumers and their reaction. And as we’ve talked about earlier, we are, over time, moving the Boat U.S. brand more toward trailering and if we are — and so we’re going to watch that. If we are successful in that initiative, I would say we will continue with two brands.

Anthony Lebiedinski - Sidoti and Company - Analyst

Okay, all right. Thanks.

Operator

We’ll go to the line of Greg McKinley with Doherty and Company. Please go ahead.

Greg McKinley - Doherty & Company - Analyst

Thanks.

Eric, could you help me a little better understand the moving parts within your gross margin? If we try to reconcile the change year-over-year, how much was attributable to occupancy leverage versus markdown pressures and also just general product margins?

Eric Nelson - West Marine - Chief Financial Officer, Senior Vice President

I think we’re very comfortable saying that overall the margin will be in the 60 to 80 or maybe even more than that for the year. The occupancy will not deleverage like it did last year.

Greg McKinley - Doherty & Company - Analyst

I’m sorry, Eric, I meant in the first quarter.

Eric Nelson - West Marine - Chief Financial Officer, Senior Vice President

Oh, first quarter. In the first quarter we deleveraged by about 67 basis points. We did better in the occupancy and supply chain by about 30 in occupancy and 60 in supply chain. The rest was in the product side.

Greg McKinley - Doherty & Company - Analyst

Okay. 30 in occupancy and I’m sorry, 60 in supply chain?

Eric Nelson - West Marine - Chief Financial Officer, Senior Vice President

Right — yes, exactly.

Greg McKinley - Doherty & Company - Analyst

Okay. And so the other, what is that, the other 100 — 160 was a negative product margin?

Eric Nelson - West Marine - Chief Financial Officer, Senior Vice President

Correct. That was clearing out the merchandise like John mentioned.

Greg McKinley - Doherty & Company - Analyst

Okay. Okay.

John Edmondson - West Marine - President, Chief Executive Officer

The merchant shifted very substantially, it was well above our normal expectations.

Eric Nelson - West Marine - Chief Financial Officer, Senior Vice President

Thank you, John. Product margin in March is definitely 100-plus on the product side.

Greg McKinley - Doherty & Company - Analyst

Okay.

Eric Nelson - West Marine - Chief Financial Officer, Senior Vice President

That helped offset the February and March periods.

John Edmondson - West Marine - President, Chief Executive Officer

January, February —

Eric Nelson - West Marine - Chief Financial Officer, Senior Vice President

January, February.

Greg McKinley - Doherty & Company - Analyst

Okay. Were you thinking you’d get a little more leverage on occupancy, just given where the northeast region comped, and the in fact you have so much more real estate in the northeast now with Boat U.S. and your store base? Or how did that shake out relative to your expectations?

John Edmondson - West Marine - President, Chief Executive Officer

Actually it was pretty close to expectations. We, you know, we were hoping for more sales in the last two weeks of March. That would have increased the leveraging of occupancy even more, but we were very pleased with the first quarter as it came out, anyway.

Greg McKinley - Doherty & Company - Analyst

Okay. If you were to — if you were to pull out the markdown impact, you know, looking at the comps by category, all four were fairly strong.

John Edmondson - West Marine - President, Chief Executive Officer

Right.

Greg McKinley - Doherty & Company - Analyst

So, it’s not obvious that there is a real mix shift that occurred that impacted product margins. How much — was it more — I’m assuming, then it was more than 160 basis points in markdown pressure because with your private label, et cetera driving up general product margins.

John Edmondson - West Marine - President, Chief Executive Officer

That is correct.

Greg McKinley - Doherty & Company - Analyst

Okay.

John Edmondson - West Marine - President, Chief Executive Officer

The clearance brought everything else down. And the loss of (INAUDIBLE) basis points for the Company, you know, the other categories were strong.

Greg McKinley - Doherty & Company - Analyst

Yeah. Okay. Can you — can you tell me what your capex and depreciation was for the quarter?

Eric Nelson - West Marine - Chief Financial Officer, Senior Vice President

Capex was about $4 million and depreciation was Let’s see Hang on a second. About $2.5 million I believe

Greg McKinley - Doherty & Company - Analyst

Okay.

And related to the extra clearance activity in the electronics category, I know you guys did talk that there are some new technologies out there this year in terms of, you know, color displays for navigational and fish-finding gear. Is it a new technology introduction that increased the need to markdown and make room for the new product? Or what’s different about this year in terms of product that — that made the clearance activity more aggressive?

Eric Nelson - West Marine - Chief Financial Officer, Senior Vice President

I think it — first of all let’s go back to electronics is only half the issue. The other was — the other was just planned clearance of both U.S. products because remember our new product rollouts didn’t happen until the end of March and into April.

But on the electronics side, it’s things we would have done anyway a normal course of events through April, and we just moved them up quicker because we were able to bring products in earlier and originally anticipated from our key supplier. So, it’s not really related to anything on the electronics side other than some opportunities to get ahead of the rest of the market.

Greg McKinley - Doherty & Company - Analyst

Okay.

John Edmondson - West Marine - President, Chief Executive Officer

So, it’s not — we would have been in the same place through April it just would have been a more planned approach. I think on the Boat U.S. side it was a little higher than the electronics issue. I don’t want that blown out of proportion.

Greg McKinley - Doherty & Company - Analyst

Okay.

Eric Nelson - West Marine - Chief Financial Officer, Senior Vice President

I have a revised number on the depreciation, it actually was $5.6 million depreciation for Q1.

Greg McKinley - Doherty & Company - Analyst

Okay. So $4 million capex, 5.6 in depreciation?

Eric Nelson - West Marine - Chief Financial Officer, Senior Vice President

Correct.

Greg McKinley - Doherty & Company - Analyst

Okay. Thanks, guys.

Operator

Now we go to the line of Bret Jordan with Delta Partners. Please go ahead.

Bret Jordan - Delta Partners - Analyst

Good morning. A quick question relating to the small box unit economics to see what sort of incremental return you’re still seeing on those, and whether there’s a longer development cycle or property search process that’s pushing back the opening into the second half for the small boxes?

John Edmondson - West Marine - President, Chief Executive Officer

Yeah, on the — on the — finding the sites, no, that’s not an issue. We have a good pipeline of — we work almost a year ahead of time, we have an extensive list of real estate that we’re always exploring. We use both a national real estate firm and internal people and, you know, finding the sites has not been an issue with us the last couple of years.

Eric Nelson - West Marine - Chief Financial Officer, Senior Vice President

And the actual versus pro formas, we’re very pleased with the results of the stores we’ve been opening so far and they’re right on track.

Bret Jordan - Delta Partners - Analyst

You’re still seeing north of 5 points better return on the invested capital or that area?

John Edmondson - West Marine - President, Chief Executive Officer

Yes.

Bret Jordan - Delta Partners - Analyst

Okay. Thanks.

Operator

Ladies and gentlemen, if there are additional questions, please press star, then 1 at this time. And we have a follow-up from Derrek Irwin with Advest. Please go ahead.

Derrek Irwin - Advest, Inc. - Analyst

Hi, a quick question regarding Boat USA. We’re speaking to folks in the midwest, actually, at some Boat USA lake people, and they’d indicated there is real competition with Wal-Mart and there’s a bit more of a crossover in demographics with the Boat USA versus West Marine customers. I was wondering if you can comment on your feeling in terms of crossover demographic there?

John Edmondson - West Marine - President, Chief Executive Officer

We see literally none. Less than 1% crossover did n — even by region. We do three to four marketing surveys a year and although Wal-Mart is probably the largest boating supply distributor in the world, you know, it’s 100 to 120 SKUs of product that most of our customers wouldn’t touch. So, if you’re talking — if you’re talking to a small trailer boat customer, very small trailer boat, that could make sense, but in our surveys, Wal-Mart doesn’t even show up among our customer base.

Bret Jordan - Delta Partners - Analyst

Okay. Yeah, it felt like that might be regional. Thank you.

Operator

And we have a follow-up from Carole Buyers with RBC Capital Markets. Please go ahead.

Carole Buyers - RBC Capital Markets - Analyst

Hi, I was just — with respect to the promotions, when you look at the breakdown by months, was there a higher concentration in promotions in the month of March? Or was it evenly throughout the quarter?

John Edmondson - West Marine - President, Chief Executive Officer

It was even throughout the quarter. In fact there were less promotions in March.

Carole Buyers - RBC Capital Markets - Analyst

Okay.

John Edmondson - West Marine - President, Chief Executive Officer

Slightly less.

Carole Buyers - RBC Capital Markets - Analyst

Okay. Thank you.

Operator

And we have no further questions in queue at this time. Please continue.

John Edmondson - West Marine - President, Chief Executive Officer

Okay. Well, thank you very much for joining us on our Q1 meeting and we look forward to talking to you again with the Q2.

Operator

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